                                                                    Exhibit 5(b)

/ /  Provident Mutual Life Insurance Company
     Service and Technology Center, P.O. Box 15750, Wilmington, DE 19850-5750,
     (800) 688-5177

/ / Providentmutual Life and Annuity Company of America, A Stock Life Insurance Company
     Service and Technology Center, P.O. Box 15750, Wilmington, DE 19850-5750,
     (800) 688-5177


                          INITIAL ALLOCATION SCHEDULE
                                (OPTIONS ELITE)

To be used in conjunction with application dated _______________________________
                                                       (Month, Day, Year)

Proposed Insured _______________________________________________________________
                             (First Name, Middle Initial, Last Name)

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            Initial Allocation Percentages (Whole Percentages Only)

                                                                                                     Monthly            Dollar Cost
                                                                                 Premiums            Deductions         Averaging
                                                                                 --------            ----------         -----------
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
     American Century VP Ultra Fund: Class I ..................................           %                   %                   %
     American Century VP Income & Growth Fund: Class I ........................           %                   %                   %

DREYFUS INVESTMENT PORTFOLIOS
     Small Cap Stock Index Portfolio ..........................................           %                   %                   %

DREYFUS VARIABLE INVESTMENT FUND
     Appreciation Portfolio: Initial Shares ...................................           %                   %                   %

FEDERATED INSURANCE SERIES
     Federated Quality Bond Fund II: Primary Shares ...........................           %                   %                   %

FIDELITY VARIABLE INSURANCE PRODUCTS
     Fidelity Investment Grade Bond Portfolio: Service Class ..................           %                   %                   %
     Fidelity Equity-Income Portfolio: Service Class ..........................           %                   %                   %
     Fidelity Growth Portfolio: Service Class .................................           %                   %                   %
     Fidelity Overseas Portfolio: Service Class ...............................           %                   %                   %

GARTMORE VARIABLE INSURANCE TRUST
     Gartmore GVIT Government Bond Fund .......................................           %                   %                   %
     Gartmore GVIT Investor Destinations Aggressive Fund ......................           %                   %                   %
     Gartmore GVIT Investor Destinations Conservative Fund ....................           %                   %                   %
     Gartmore GVIT Investor Destinations Moderate Fund ........................           %                   %                   %
     Gartmore GVIT Investor Destinations Moderate Aggressive Fund .............           %                   %                   %
     Gartmore GVIT Investor Destinations Moderate Conservative Fund ...........           %                   %                   %

JANUS ASPEN SERIES
     Capital Appreciation Portfolio: Service Shares ...........................           %                   %                   %

THE MARKET STREET FUND
     Equity 500 Index Portfolio ...............................................           %                   %                   %
     Money Market Portfolio ...................................................           %                   %                   %

OPPENHEIMER VARIABLE ACCOUNT FUNDS
     Capital Appreciation/VA: Initial Class ...................................           %                   %                   %
     Global Securities Fund/VA: Initial Class .................................           %                   %                   %

VANGUARD VARIABLE INSURANCE FUND
     Equity Income Portfolio ..................................................           %                   %                   %
     Total Bond Market Index Portfolio ........................................           %                   %                   %
     High Yield Bond Portfolio ................................................           %                   %                   %
     Mid-Cap Index Portfolio ..................................................           %                   %                   %

GUARANTEED ACCOUNT ............................................................           %                   %                   %
     __________________________________________________________________________           %                   %                   %
     __________________________________________________________________________           %                   %                   %

                                                                          TOTAL        100%                100%                100%

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

     Signed at (City and State) ________________________________________    On (Date) ______________________________________________
                                                                                                 (Month, Day, Year)
     Owner Name (please print) _________________________________________    Owner Signature ________________________________________

     Owner Name (please print) _________________________________________    Owner Signature ________________________________________